UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2013
(Date of earliest event reported: December 19, 2012)

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Wall Street, Suite 2401
New York, NY 10005
(Address of principal executive offices, zip code)

(646) 961-4459
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS WITH CERTAIN OFFICERS.

On December 19, 2012, the Board of Directors elected Nate Knight to serve as a director of the Company, to serve until his successor is elected and shall qualify.

Nate Knight, a director of the Company since December 2012, brings to the Company years of business experience and knowledge of the Company’s HemoStyp™ product. Mr. Knight was a principal in Med Spring, Inc., the Company that originally developed the HemoStyp™ gauze products prior to the Company’s acquisition of the rights to same. Mr. Knight has been a public accountant for over 30 years and has owned and operated his own accounting business. Mr. Knight previously held a Series 7 license and he is now employed as an internal auditor with Prime Alliance Bank. Mr. Knight with his extensive accounting experience and particular knowledge of the Company’s HemoStyp™ product line as well as its potential applications, makes his an ideal candidate to continue to serve on our Board of Directors as an independent director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED HEALTH PRODUCTS, INC.

Dated: May 23, 2013	By:	/s/ Dr. Phillip Forman
Dr. Phillip Forman
Chief Executive Officer

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